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                                               Filed pursuant to Rule 424(b)(3)
                                       Registration Statement Number 333-112274


           Addendum to Prospectus Supplement Dated February 24, 2006

                                                          Dated:  August 1, 2006

                                STATE OF ISRAEL
                                  $400,000,000
                            JUBILEE FIXED RATE BONDS
                                (FOURTH SERIES)
                     ______________________________________

The interest rate of each State of Israel Jubilee Fixed Rate Bonds (Fourth Series) to be sold during the Sales Period commencing on August 1, 2006 and terminating on August 14, 2006 is:

     2-Year:   5.30%
     5-Year:   5.35%
     7-Year:   5.50%
     10-Year:  5.70%

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel by August 9, 2006.